Exhibit 99.06


                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                                 3 Months Ended March
                                     ------------------------------------------
                                        2004             2003          % Change
                                        ----             ----          --------

 Consolidated -
 Operating Revenues                    $2,755         $2,548              8.1%
 Earnings Before Income Taxes             454            419              8.5%
 Net Income As Reported                   331            298             11.2%

 Alabama Power -
 Operating Revenues                      $960           $890              7.8%
 Earnings Before Income Taxes             153            155             -1.4%
 Net Income Available to Common            91             92             -1.2%

 Georgia Power -
 Operating Revenues                    $1,199         $1,126              6.5%
 Earnings Before Income Taxes             225            209              7.8%
 Net Income Available to Common           144            133              7.9%

 Gulf Power -
 Operating Revenues                      $215           $198              8.6%
 Earnings Before Income Taxes              27             22             20.3%
 Net Income Available to Common            17             14             20.5%

 Mississippi Power -
 Operating Revenues                      $210           $194              8.2%
 Earnings Before Income Taxes              29             35            -18.7%
 Net Income Available to Common            17             21            -19.1%

 Savannah Electric -
 Operating Revenues                       $73            $69              5.7%
 Earnings Before Income Taxes               5              6            -10.1%
 Net Income Available to Common             3              4            -10.3%

 Southern Power -
 Operating Revenues                      $176           $107             63.4%
 Earnings Before Income Taxes              44             37             19.4%
 Net Income Available to Common            27             23             17.6%